Item 2.02.  Results of Operations and Financial Condition

On March 15, 2007, we issued a press release announcing our financial results for the three months ended December 31, 2006 and the completion of our restatement of our financial statements for the fiscal year ended June 30, 2006 and the quarter ended September 30, 2006.  The full text of the press release issued in connection with these announcements is attached as Exhibit 99.1 to this Form 8-K.

The information in this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as expressly set forth by specific reference in such a filing.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description
99.1	Press release issued by Aspen Technology, Inc. on March 15, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN TECHNOLOGY, INC.

Date: March 19, 2007	By:	/s/ Bradley T. Miller
Bradley T. Miller Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Aspen Technology, Inc. on March 15, 2007

Exhibit 99.1

Aspen Technology Completes Restatement and Files Amended Annual Report on Form 10-K

Reports Record Results for Fiscal Second Quarter 2007

CAMBRIDGE, Mass. — March 15, 2007 — Aspen Technology (Nasdaq: AZPN) today announced that it has filed with the Securities and Exchange Commission (SEC) its Form 10-Q for the quarter ended December 31, 2006, together with amendments to its Form 10-K for the fiscal year ended June 30, 2006 and its Form 10-Q for the quarter ended September 30, 2006.  The Company is now current in its SEC reporting obligations, as is required by the Nasdaq Listing Qualifications Panel for the continued listing of its common stock on the Nasdaq Global Market.  These filings represent the completion of the Company’s restatement of previously issued financial statements, as disclosed on February 6, 2007.

The Company reported revenue of $96.4 million and operating income of $25.6 million for the quarter ended December 31, 2006, in-line with the preliminary fiscal second quarter results that were announced on February 6, 2007.  The Company reported net income applicable to common shareholders of $25.2 million and diluted income per share applicable to common shareholders of $0.32 in the quarter ended December 31, 2006, a 300% increase compared to $0.08 in the prior year’s quarter.

Mark Fusco, President and CEO of Aspen Technology, said “We are pleased to bring our SEC filings up-to-date, and to report final results for our quarter ended December 31, 2006.  As previously announced, our record financial performance was driven by strong demand for our aspenONE solutions across each major product category, coupled with the positive impact of a number of multi-million dollar transactions during the quarter.”

About AspenTech

AspenTech is a recognized expert and leading provider of award-winning process optimization software and services. AspenTech’s integrated aspenONE™ solutions enable manufacturers to reduce costs, increase capacity, and optimize operational performance end-to-end throughout the engineering, plant operations, and supply chain management processes, resulting in millions of dollars in cost savings. For more information, visit www.aspentech.com.

© 2007 Aspen Technology, Inc. AspenTech®, aspenONE® and the Aspen leaf logo are registered trademarks of Aspen Technology, Inc. All rights reserved.

This press release may contain forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may vary significantly from AspenTech’s expectations based on a number of risks and uncertainties, including, without limitation: AspenTech’s plan to improve operational performance may not be implemented effectively; AspenTech has identified material weaknesses in its internal controls with respect to software license revenue recognition and other matters, that, if not remedied effectively, could result in material misstatements; risks around securities litigation and investigations; AspenTech’s lengthy sales cycle makes it difficult to predict quarterly operating results; fluctuations in AspenTech’s quarterly operating results; AspenTech’s dependence on customers in the cyclical chemicals, petrochemicals and petroleum industries; the possibility of new accounting standards or the interpretation of existing accounting standards affecting our financial results; AspenTech’s ability to raise additional capital as required; intense competition; AspenTech’s need to develop and market products successfully; reliance on relationships with strategic partners; challenges associated with international operations; and other risk factors described from time to time in AspenTech’s periodic reports filed with the Securities and Exchange Commission. AspenTech cannot guarantee any future results, levels of activity, performance, or achievements. AspenTech expressly disclaims any current intention to update forward-looking statements after the date of this press release.

Contacts

Media:
Aspen Technology, Inc.
Jeannine McDonough
617-949-1276
Jeannine.McDonough@aspentech.com

or

Investors:
Integrated Corporate Relations
Kori Doherty, 617-956-6730
kdoherty@icrinc.com